Corindus Vascular Robotics, Inc. 8-K

Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CORINDUS VASCULAR ROBOTICS, INC.

ARTICLE I

Offices

Section 1.01 Registered Office. The registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and said corporation shall be the Registered Agent of this Corporation in charge thereof.

Section 1.02 Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held for the election of directors and for such other business as may be stated in the notice of the meeting. Such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2.02 Special Meetings. Meetings of stockholders for any purpose or purposes may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings of the stockholders may be called by the Chairman, the Senior Officer (as hereinafter defined) or the Secretary, or by resolution of the directors.

Section 2.03 Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by written ballot. All elections for directors and all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at any meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting at the principal business office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.04 Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, ·a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.05 Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 2.06 Action Without Meeting. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of statute, the Certificate of Incorporation, or these Bylaws, the meeting and vote of stockholders may be dispensed with, if a consent in writing, setting forth the action taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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ARTICLE III

Directors

Section 3.01 Number and Term. The number of directors which shall constitute the entire Board of Directors of this Corporation shall be not less than two; the exact number shall be determined by resolution of the directors or the stockholders. Unless directors are elected by written consent in lieu of an annual meeting, the Board of Directors shall be elected at each annual meeting of the stockholders. Each director shall hold office until his or her successor shall be elected and shall qualify or until such director’s earlier resignation or removal. Directors need not be stockholders.

Section 3.02 Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, the Senior Officer or by the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.03 Vacancies. If the office of any director or member of a committee becomes vacant, for any reason, the remaining directors in office, though less than a quorum, by a majority vote, or the sole remaining director, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until such director’s successor shall be elected and shall qualify or until such director’s earlier resignation or removal.

Section 3.04 Removal. Any director may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled at such meeting by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Section 3.05 Increase of Number. The number of directors may be increased by the affirmative vote of a majority of the directors at any duly constituted Board Meeting or by the affirmative vote of a majority in interest of the stockholders at the Annual Meeting of Stockholders or at a Special Meeting of Stockholders called for that purpose, and by like vote the additional directors may be elected at such meetings to hold office until the election and qualification of their successors or until their earlier resignation or removal.

Section 3.06 Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, the Certificate of Incorporation, or these Bylaws conferred upon or reserved to the stockholders.

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Section 3.07 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution designating such committee, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.08 Meetings. Unless directors were elected by written consent in lieu of an annual meeting, the newly elected directors shall hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors. This meeting (or Board action by consent in lieu of a meeting) shall be called the Annual Meeting of the Board. At each annual meeting, the Board shall elect a slate of officers, Board Committees, if any, and they may transact such other corporate business as shall be stated in the notice of the meeting. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors. Special Meetings of the Board of Directors may be called by the Chairman, the Senior Officer, or the Secretary, or on the written request of any two directors on at least two days’ notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Section 3.09 Quorum and Manner of Action. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. Action by the Board shall be effective when taken by majority vote of those present at a meeting at which a quorum is present, unless otherwise required by law, by the Certificate of Incorporation, or by these Bylaws.

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Section 3.10 Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 3.11 Attendance at Meetings by Electronic Means. Members of the Board of Directors or any committee thereof may participate in any regular or special meeting of the Board or such committee by means of conference telephone, videoconferencing or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by a director by such electronic means shall constitute presence in person at any such meeting of the Board or committee.

Section 3.12 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or such committee.

ARTICLE IV

Officers

Section 4.01 Officers. The officers of the Corporation shall include the following: (a) one or more of the following positions: (1) a Chairman, (2) a Chief Executive Officer and (3) a President, (b) a Treasurer and/or a Chief Financial Officer, and (c) a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, a Controller, and such Assistant Secretaries, Assistant Treasurers and Assistant Controllers as they may deem proper. None of the officers of the Corporation other than the Chairman need be directors. More than one office may be held by the same person, except the offices of (i) Chief Executive Officer and/or President and (ii) Secretary.

Section 4.02 Resignation, Removal. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, the Senior Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer may be removed, for or without cause, at any time, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office shall be filled for the unexpired portion of the term by the Board of Directors unless otherwise determined by the Board of Directors.

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Section 4.03 Chairman of the Board. The Chairman of the Board (the “Chairman”), if one shall be elected, shall preside, when present, at any meeting of (i) the Board of Directors or (ii) the stockholders. The Chairman shall act in a general advisory capacity to the Senior Officer, and, in the absence or disability of such Senior Officer, he or she may take upon the exercise of all of the powers and responsibilities of that officer. The Chairman shall have such further powers and duties as may be conferred upon him or her by the Board of Directors or contemplated by the Section of these Bylaws entitled “Vice Presidents”.

Section 4.04 Chief Executive Officer. The Chief Executive Officer, if one shall be elected, shall be the senior officer of the Corporation (“Senior Officer”) and shall, under the direction of the Board of Directors, have responsibility for the general direction of the business, policies and affairs of the Corporation. Without limiting the generality of the foregoing, the Chief Executive Officer shall, in the absence or disability of the Chairman of the Board, or if one shall not have been elected, preside at all meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, subject to the Joint Representation requirement set forth in Section 4.15 of these Bylaws, the Chief Executive Officer shall have the power to sign all contracts, powers of attorney and other instruments on behalf of the Corporation and to execute bonds, mortgages and other contracts of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or officers of the Corporation.

Section 4.05 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman or the Chief Executive Officer, the President, if one shall be elected (and in the absence of a Chief Executive Officer in office), shall be the Senior Officer and shall, subject to the control of the Board of Directors, have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence or disability of the Chief Executive Officer, or if one shall not have been elected, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. In addition, subject to the Joint Representation requirement set forth in Section 4.15 of these Bylaws, the President shall have the power to sign all contracts, powers of attorney and other instruments on behalf of the Corporation and to execute bonds, mortgages and other contracts, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or officers of the Corporation.

Section 4.06 Chief Financial Officer. The Chief Financial Officer, if one shall be elected, shall have overall supervision of the financial operations of the Corporation subject to the control of the Board of Directors. The Chief Financial Officer shall have such other general powers and duties usually vested in the office of chief financial officer of a corporation and shall have such additional or modified powers and duties as may be prescribed by the Board of Directors or these Bylaws.

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Section 4.07 Vice Presidents. Each Vice President (of any rank, e.g., Executive Vice President, Senior Vice President, Vice President, etc.), if any shall be elected or appointed, shall have such powers and responsibilities as may from time to time be prescribed in writing by the Board of Directors or by the Senior Officer. In the absence or disability of the Senior Officer and provided that the Chairman has not taken upon himself or herself the powers and responsibilities as interim Senior Officer (pursuant to Section 4.03 of these Bylaws), the duties of the Senior Officer shall be performed by, and his or her powers may be exercised by, such Vice President as shall be designated in writing by such Senior Officer or, failing such designation, the Chairman, if any, may appoint either himself or herself or another officer of the Corporation as the interim Senior Officer to exercise all powers and responsibilities of such position; subject in any case to review and superseding action by the Board of Directors.

Section 4.08 Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. The Secretary shall attend to the giving of notice of all meetings of the stockholders and special meetings of the Board of Directors and committees thereof. The Secretary shall have custody of the corporate seal, if one exists, and shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his or her signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable, and shall have authority to execute certificates with respect to the contents thereof. The Secretary shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a corporation. In addition, any Assistant Secretary may perform the duties of the Secretary.

Section 4.09 Treasurer. The Treasurer, if one shall be elected, shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any other officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require. The Treasurer shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, the Treasurer shall give bonds for the faithful, discharge of his or her duties in such sums and with such sureties as the Board of Directors shall approve. In addition, any Assistant Treasurer may perform the duties of the Treasurer.

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Section 4.10 Controller. The Controller, if one shall be elected, shall be the chief accounting officer of the Corporation, and shall have active control of and shall be responsible for all matters pertaining to the accounts of the Corporation and its subsidiaries. The Controller shall supervise the auditing of all payrolls and vouchers of the Corporation and its subsidiaries and shall direct the manner of certifying the same; the Controller shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiaries and all other documents relating to such payments; the Controller shall receive, audit and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries; the Controller shall supervise the books of account of the Corporation and its subsidiaries, their arrangement and classification; and the Controller shall supervise the accounting and auditing practices of the Corporation and its subsidiaries. In addition, any Assistant Controller may perform the duties of the Controller.

Section 4.11 Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, if any shall be elected, shall have such powers and responsibilities as shall be prescribed by the Board of Directors, and to the extent not inconsistent with the foregoing, by the officer of the Corporation to which such person reports (e.g., by the Treasurer with respect to an Assistant Treasurer).

Section 4.12 Other Officers and Agents. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and responsibilities as shall be prescribed in writing from time to time by the Board of Directors and, to the extent not inconsistent with the foregoing, by the Senior Officer.

Section 4.13 Appointment of Officers. Notwithstanding anything contained in these Bylaws to the contrary, the Senior Officer shall have the authority to unilaterally appoint any person to hold any office contemplated by Article IV of these Bylaws, other than the offices of Chairman, Chief Executive Officer, President, Chief Financial Officer or Secretary. All such appointed officers shall have such powers and responsibilities applicable to such positions described in these Bylaws. If no Controller has been elected by the Board of Directors, such Senior Officer may also appoint the Controller.

Section 4.14 Governance Framework. By virtue of its place in the Siemens Healthineers AG group of affiliated companies (collectively, “Siemens Healthineers”), the Corporation has a fundamental interest in assuring well-functioning cooperation within Siemens Healthineers. From time to time, as a prerequisite of such cooperation, Siemens Healthineers AG and certain of its authorized affiliates may take actions to promulgate certain policies, procedures, guidelines, circulars, reporting obligations and other matters (collectively, “Internal Regulations”) that should be implemented and applied within Siemens Healthineers to the fullest possible extent. Therefore, the Senior Officer - insofar as the Corporation has a Senior Officer or, in his or her absence or disability, the other person, if any, who shall be the Senior Officer, or perform his or her duties, each pursuant to these Bylaws, otherwise each of the President (the “President”) and the Chief Financial Officer (or the Treasurer if no CFO) (the “Treasurer”, together (“Executive Management”) of the Corporation is hereby entrusted with the responsibility to:

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(1)       keep up to date on all Internal Regulations and implement them to the extent possible under applicable law;

(2)       inform the unit centrally responsible for the implementation of the Internal Regulations (“Responsible Unit”) without undue delay about the implementation. (To the extent an implementation is not possible, the Responsible Unit has to be informed without undue delay with a proposal to implement a solution that reflects the intentions of the Internal Regulation as far as possible.);

(3)       annul (or cause to be annulled) existing regulations which conflict with Internal Regulations;

(4)       take (or cause to be taken) all required actions to safeguard compliance and periodic controls after implementation of Internal Regulations;

(5)       inform (or cause to be informed) the Responsible Unit without undue delay to the extent compliance with implemented Internal Regulations is no longer possible due to applicable law with a proposal to implement a solution that reflects the intentions of the Internal Regulation as far as possible;

(6)       appropriately document the process under (1) to (5) of information, control and implementation;

(7)       enforce the rules under (1) to (6) in Siemens Healthineers Group companies in which the Company has the majority of the votes by way of obliging all members of the respective executive management to comply with the rules under (1) to (6).

Section 4.15 Joint Representation/Authorized Signatories. All contracts, powers of attorney, bonds, mortgages and other significant documents and instruments to be entered into or filed on behalf of the Corporation with a third party or governmental entity shall be subject to a joint representation (i.e., two-signatures) requirement as set forth herein. However, in the event only one officer has been appointed by the Board of Directors of the Corporation (or only one such officer is holding office at any such time), such officer shall be the Corporation’s sole necessary signatory for this joint representation requirement. The joint representation requirement shall be satisfied by the signature of two individuals in accordance with the signature delegation of authority guidelines (sometimes called “DoA”) of the Corporation. This joint representation requirement shall not supersede, and shall otherwise conform with, any other requirements applicable to the Corporation pursuant to the Certification of Incorporation, these Bylaws, any limitations of authority or other limitations or restrictions imposed by the Board of Directors from time to time, any applicable Siemens Healthineers Internal Regulations and any other internal policies or procedures applicable to the Corporation.

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ARTICLE V

Miscellaneous

Section 5.01 Certificates of Stock. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors and shall be signed by the President or a Vice President and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer continued to hold such office at the date of issue.

Section 5.02 Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities ·as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and upon such appointments being made, no certificate representing shares of stock shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

Section 5.03 Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers duly authorized by the Board of Directors or these Bylaws, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

Section 5.04 Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require, and new certificates shall thereupon be issued.

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Section 5.05 Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.06 Dividends. Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 5.07 Fiscal Year. The fiscal year of the Corporation shall end on September 30th of each year.

Section 5.08 Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.9 Notice and Waiver of Notice. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given by electronic transmission. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice is required to be given under the provisions of any law, of the Certificate of Incorporation of the Corporation, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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ARTICLE VI

Indemnification

Section 6.01 Limitation on Liability. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be limited or eliminated to the fullest extent permitted by applicable law. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Section 6.02 Third Party Actions. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts· paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 6.03 Actions by or in the Right of the Corporation. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Section 6.04 Successful Defense; Payment of Expenses. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the Sections of these Bylaws entitled “Third Party Actions” or “Actions by or in the Right of the Corporation”, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.05 Determination of Conduct. Any indemnification under the Sections of these Bylaws entitled “Third Party Actions” or “Actions by or in the Right of the Corporation” (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 6.06 Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.07 Indemnity Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

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Section 6.08 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VI.

Section 6.09 Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

Amendments

These Bylaws may be altered or repealed, and Bylaws may be made, (1) at any meeting of the stockholders by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat (or pursuant to an action taken pursuant to the Section of these Bylaws entitled “Action Without Meeting”), or (2) by the affirmative vote of a majority of the Board of Directors at any meeting of the Board of Directors; provided, however, that the Section of these Bylaws entitled (“Governance Framework”) may only be altered or repealed pursuant to subsection (1) of this Article VII.

October 29, 2019

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